FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Third Quarter 2023 Financial Results

Revenue increased 23% year-over-year

HANOVER, Md. - August 31, 2023 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal third quarter ended July 29, 2023.

•Q3 Revenue: $1.07 billion

•Q3 Net Income per Share: $0.20 GAAP; $0.59 adjusted (non-GAAP)

•Share Repurchases: Repurchased approximately 1.4 million shares of common stock for an aggregate price of $61.2 million during the quarter.

"We delivered excellent results for the fiscal third quarter with strength across all regions," said Gary Smith, president and CEO of Ciena. "We are encouraged by increased customer activity that, when combined with our elevated backlog, market leadership and expanding addressable market, we believe will drive growth and market share gains going forward."

For fiscal third quarter 2023, Ciena reported revenue of $1.07 billion as compared to $868.0 million for the fiscal third quarter 2022.

Ciena's GAAP net income for the fiscal third quarter 2023 was $29.7 million, or $0.20 per diluted common share, which compares to a GAAP net income of $10.5 million, or $0.07 per diluted common share, for the fiscal third quarter 2022.

Ciena's adjusted (non-GAAP) net income for the fiscal third quarter 2023 was $89.1 million, or $0.59 per diluted common share, which compares to an adjusted (non-GAAP) net income of $49.0 million, or $0.33 per diluted common share, for the fiscal third quarter 2022.

Fiscal Third Quarter 2023 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results (unaudited)
	Q3	Q3	Period Change
	FY 2023	FY 2022	Y-T-Y*
Revenue	$1,067.9	$868.0	23.0%
Gross margin	42.0%	39.3%	2.7%
Operating expense	$370.7	$313.7	18.2%
Operating margin	7.3%	3.1%	4.2%

	Non-GAAP Results (unaudited)
	Q3	Q3	Period Change
	FY 2023	FY 2022	Y-T-Y*
Revenue	$1,067.9	$868.0	23.0%
Adj. gross margin	42.7%	40.0%	2.7%
Adj. operating expense	$327.9	$273.1	20.1%
Adj. operating margin	12.0%	8.5%	3.5%
Adj. EBITDA	$151.3	$96.0	57.6%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment (unaudited)
	Q3 FY 2023		Q3 FY 2022
	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$719.0	67.3	$563.9	65.0
Routing and Switching	127.6	11.9	100.7	11.6
Total Networking Platforms	846.6	79.2	664.6	76.6

Platform Software and Services	78.9	7.4	63.5	7.3

Blue Planet Automation Software and Services	13.1	1.3	17.3	2.0

Global Services
Maintenance Support and Training	72.9	6.8	72.8	8.4
Installation and Deployment	46.8	4.4	38.7	4.4
Consulting and Network Design	9.6	0.9	11.1	1.3
Total Global Services	129.3	12.1	122.6	14.1

Total	$1,067.9	100.0	$868.0	100.0
** Denotes % of total revenue

Additional Performance Metrics for Fiscal Third Quarter 2023

	Revenue by Geographic Region (unaudited)
	Q3 FY 2023		Q3 FY 2022
	Revenue	% **	Revenue	% **
Americas	$749.5	70.2	$617.4	71.1
Europe, Middle East and Africa	152.8	14.3	124.2	14.3
Asia Pacific	165.6	15.5	126.4	14.6
Total	$1,067.9	100.0	$868.0	100.0

** Denotes % of total revenue
•One customer represented 10%-plus of revenue for a total of 11.7% of revenue
•Cash and investments totaled $1.28 billion
•Cash flow from operations totaled $8.7 million
•Average days' sales outstanding (DSOs) were 96
•Accounts receivable, net balance was $997.4 million
•Unbilled contract assets, net balance was $142.3 million
•Inventories totaled $1.19 billion, including:
◦Raw materials: $772.0 million
◦Work in process: $51.8 million
◦Finished goods: $333.5 million
◦Deferred cost of sales: $77.5 million
◦Reserve for excess and obsolescence: $(42.3) million
•Product inventory turns were 1.7
•Headcount totaled 8,623

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Third Quarter 2023 Results
Today, Thursday, August 31, 2023, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website certain related supporting materials for its unaudited fiscal third quarter 2023 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, Securities and Exchange Commission ("SEC") filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "We delivered excellent results for the fiscal third quarter with strength across all regions. We are encouraged by increased customer activity that, when combined with our elevated backlog, market leadership and expanding addressable market, we believe will drive growth and market share gains going forward."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; our ability to execute our business and growth strategies; the impact of supply chain constraints or disruptions; the duration and severity of the COVID-19 pandemic and the impact of countermeasures taken to mitigate its spread on macroeconomic conditions, economic activity, demand for our technology solutions, short- and long-term changes in customer or end user needs, continuity of supply chain, our business operations, liquidity and financial results; changes in network spending or network strategy by our customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; changes in foreign currency exchange rates; factors beyond our control such as natural disasters, climate change, acts of war or terrorism, geopolitical events, including but not limited to the ongoing conflict between Ukraine and Russia, and public health emergencies; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including Ciena’s Annual Report on Form 10-K filed with the SEC on December 16, 2022 and included in its Quarterly Report on Form 10-Q for the third quarter of fiscal 2023 to be filed with the SEC. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a global leader in networking systems, services, and software. We build the most adaptive networks in the industry, enabling customers to anticipate and meet ever-increasing digital demands. For three-plus decades, Ciena has brought our humanity to our relentless pursuit of innovation. Prioritizing collaborative relationships with our customers, partners, and communities, we create flexible, open, and sustainable networks that better serve all users—today and into the future. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Nine Months Ended
	July 29,	July 30,	July 29,	July 30,
	2023	2022	2023	2022
Revenue:
Products	$865,197	$684,284	$2,678,242	$2,109,239
Services	202,689	183,697	578,820	552,412
Total revenue	1,067,886	867,981	3,257,062	2,661,651
Cost of goods sold:
Products	516,900	434,756	1,559,120	1,259,378
Services	102,045	92,446	305,372	275,526
Total cost of goods sold	618,945	527,202	1,864,492	1,534,904
Gross profit	448,941	340,779	1,392,570	1,126,747
Operating expenses:
Research and development	189,392	150,025	561,115	457,758
Selling and marketing	118,266	105,880	367,156	344,700
General and administrative	49,349	41,121	151,184	131,191
Significant asset impairments and restructuring costs	4,174	7,692	16,625	20,203
Amortization of intangible assets	9,487	8,919	26,773	26,757
Acquisition and integration costs	59	35	3,474	598
Total operating expenses	370,727	313,672	1,126,327	981,207
Income from operations	78,214	27,107	266,243	145,540
Interest and other income, net	10,187	366	50,711	4,860
Interest expense	(24,060)	(12,642)	(63,819)	(33,275)
Income before income taxes	64,341	14,831	253,135	117,125
Provision for income taxes	34,608	4,319	89,507	21,868
Net income	$29,733	$10,512	$163,628	$95,257

Net Income per Common Share
Basic net income per common share	$0.20	$0.07	$1.09	$0.63
Diluted net income per potential common share	$0.20	$0.07	$1.09	$0.62

Weighted average basic common shares outstanding	149,690	149,862	149,472	152,083
Weighted average dilutive potential common shares outstanding [1]	149,977	150,463	149,867	153,209

1 Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 0.3 million and 0.4 million shares for the third quarter and first nine months of fiscal 2023, respectively; and (ii) 0.6 million and 1.1 million shares for the third quarter and first nine months of fiscal 2022, respectively.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	July 29, 2023	October 29, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,117,922	$994,352
Short-term investments	141,843	153,989
Accounts receivable, net	997,373	920,772
Inventories	1,192,522	946,730
Prepaid expenses and other	361,692	370,053
Total current assets	3,811,352	3,385,896
Long-term investments	21,098	35,385
Equipment, building, furniture and fixtures, net	287,455	267,779
Operating lease right-of-use assets	40,482	45,108
Goodwill	446,596	328,322
Other intangible assets, net	219,085	69,517
Deferred tax asset, net	792,299	824,008
Other long-term assets	104,847	113,617
Total assets	$5,723,214	$5,069,632
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$393,144	$516,047
Accrued liabilities and other short-term obligations	355,622	360,782
Deferred revenue	188,104	137,899
Operating lease liabilities	16,941	18,925
Current portion of long-term debt	11,930	6,930
Total current liabilities	965,741	1,040,583
Long-term deferred revenue	71,873	62,336
Other long-term obligations	156,893	150,335
Long-term operating lease liabilities	37,800	42,392
Long-term debt, net	1,543,900	1,061,125
Total liabilities	2,776,207	2,356,771
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 148,772,513 and 148,412,943 shares issued and outstanding	1,488	1,484
Additional paid-in capital	6,425,899	6,390,252
Accumulated other comprehensive loss	(11,778)	(46,645)
Accumulated deficit	(3,468,602)	(3,632,230)
Total stockholders’ equity	2,947,007	2,712,861
Total liabilities and stockholders’ equity	$5,723,214	$5,069,632

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Nine Months Ended
	July 29,	July 30,
	2023	2022
Cash flows used in operating activities:
Net income	$163,628	$95,257
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	69,213	68,280
Share-based compensation expense	95,405	77,827
Amortization of intangible assets	36,274	36,521
Deferred taxes	(64,005)	(19,824)
Provision for inventory excess and obsolescence	18,767	12,038
Provision for warranty	18,860	12,416
Gain on cost method equity investments, net	(26,368)	(4,120)
Other	13,694	3,678
Changes in assets and liabilities:
Accounts receivable	(80,399)	74,478
Inventories	(262,345)	(464,664)
Prepaid expenses and other	72,062	(39,805)
Operating lease right-of-use assets	11,003	12,504
Accounts payable, accruals and other obligations	(133,880)	(37,587)
Deferred revenue	57,547	34,949
Short and long-term operating lease liabilities	(16,596)	(15,197)
Net cash used in operating activities	(27,140)	(153,249)
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(83,422)	(66,908)
Purchases of investments	(119,240)	(614,333)
Proceeds from sales and maturities of investments	150,646	460,000
Settlement of foreign currency forward contracts, net	(3,272)	4,450
Purchase of cost method equity investments	—	(8,000)
Acquisition of business, net of cash acquired	(230,048)	(62,043)
Net cash used in investing activities	(285,336)	(286,834)
Cash flows provided by (used in) financing activities:
Proceeds from issuance of senior notes	—	400,000
Proceeds from issuance of term loan, net	497,500	—
Payment of long term debt	(6,448)	(3,465)
Payment of debt issuance costs	(5,422)	(5,159)
Payment of finance lease obligations	(2,830)	(2,555)
Shares repurchased for tax withholdings on vesting of stock unit awards	(29,794)	(41,280)
Repurchases of common stock - repurchase program	(57,736)	(487,792)
Proceeds from issuance of common stock	31,276	30,224
Net cash provided by (used in) financing activities	426,546	(110,027)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	9,501	(12,780)
Net increase (decrease) in cash, cash equivalents and restricted cash	123,571	(562,890)
Cash, cash equivalents and restricted cash at beginning of period	994,378	1,422,604
Cash, cash equivalents and restricted cash at end of period	$1,117,949	$859,714
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$56,709	$24,823
Cash paid during the period for income taxes, net	$68,058	$28,593
Operating lease payments	$18,038	$16,342
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$4,579	$9,320
Repurchase of common stock in accrued liabilities from repurchase program	$3,500	$5,000
Operating right-of-use assets subject to lease liability	$9,771	$8,226
Gain on cost method equity investments, net	$26,368	$4,120

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Measurements
(in thousands, except per share data) (unaudited)

	Quarter Ended
	July 29,	July 30,
	2023	2022
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$448,941	$340,779
Share-based compensation-products	1,118	1,002
Share-based compensation-services	2,687	1,940
Amortization of intangible assets	3,187	3,140
Total adjustments related to gross profit	6,992	6,082
Adjusted (non-GAAP) gross profit	$455,933	$346,861
Adjusted (non-GAAP) gross profit percentage	42.7%	40.0%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$370,727	$313,672
Share-based compensation-research and development	10,954	8,233
Share-based compensation-sales and marketing	8,770	8,075
Share-based compensation-general and administrative	9,377	7,579
Significant asset impairments and restructuring costs	4,174	7,692
Amortization of intangible assets	9,487	8,919
Acquisition and integration costs	59	35
Total adjustments related to operating expense	42,821	40,533
Adjusted (non-GAAP) operating expense	$327,906	$273,139

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$78,214	$27,107
Total adjustments related to gross profit	6,992	6,082
Total adjustments related to operating expense	42,821	40,533
Total adjustments related to income from operations	49,813	46,615
Adjusted (non-GAAP) income from operations	$128,027	$73,722
Adjusted (non-GAAP) operating margin percentage	12.0%	8.5%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$29,733	$10,512
Exclude GAAP provision for income taxes	34,608	4,319
Income before income taxes	64,341	14,831
Total adjustments related to income from operations	49,813	46,615
Loss on cost method equity investment	87	—
Adjusted income before income taxes	114,241	61,446
Non-GAAP tax provision on adjusted income before income taxes	25,133	12,412
Adjusted (non-GAAP) net income	$89,108	$49,034

Weighted average basic common shares outstanding	149,690	149,862
Weighted average dilutive potential common shares outstanding [1]	149,977	150,463

Net Income per Common Share
GAAP diluted net income per potential common share	$0.20	$0.07
Adjusted (non-GAAP) diluted net income per potential common share	$0.59	$0.33

1 Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 0.3 million for the third quarter of fiscal 2023; and (ii) 0.6 million for the third quarter of fiscal 2022.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)
(in thousands) (unaudited)

	Quarter Ended
	July 29,	July 30,
	2023	2022
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$29,733	$10,512
Add: Interest expense	24,060	12,642
Less: Interest and other income, net	10,187	366
Add: Provision for income taxes	34,608	4,319
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	23,310	22,250
Add: Amortization of intangible assets	12,674	12,059
EBITDA	$114,198	$61,416
Add: Share-based compensation cost	32,906	26,857
Add: Significant asset impairments and restructuring costs	4,174	7,692
Add: Acquisition and integration costs	59	35
Adjusted EBITDA	$151,337	$96,000
* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities, and the redesign of business processes including restructuring certain real estate facilities.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.
•Acquisition and integration costs - primarily consist of financial, legal and accounting advisors' costs and employment-related costs related to Ciena's acquisitions in fiscal 2022 and fiscal 2023.
•Loss on cost method equity investment - reflects changes in the carrying value of a certain cost method equity investment due to triggering events.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 22.0% for the third fiscal quarter of 2023 and 20.2% for the third fiscal quarter of 2022. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.